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                                                           FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE SECOND QUARTER
                       EARNINGS RELEASE ON JULY 27, 2007;
            CONFERENCE CALL SET FOR JULY 30, 2007 AT 10:00 A.M. (ET)


PITTSFIELD, MA, July 3, 2007 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank, today announced that it will issue its earnings release for the quarter ending June 30, 2007 after the market closes on Friday, July 27, 2007.

The Company will conduct a conference call at 10:00 A.M. eastern time on Monday, July 30, 2007. President and Chief Executive Officer Michael P. Daly and Interim Chief Financial Officer John S. Millet will discuss highlights of the Company's second quarter financial results, along with guidance about expected financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #247653
                                    (Both are needed to access the Replay)
         Replay Dates:              July 30, 2007 at 1:00 P.M. (ET) through
                                    August 13, 2007 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Millet there will be an opportunity for questions and answers.

Live access to the call on a listen only basis will also be available on the internet at the Company's website at www.berkshirebank.com by clicking on the
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Investor Relations link and then selecting the Webcast link on the Corporate
Profile page. A replay of the call will also be available at the website for an extended period of time.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANK(SM). Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Company is a diversified regional financial services company, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. The Company has entered into a definitive merger agreement to acquire Factory Point Bancorp, Inc., which is located in Southern Vermont.

For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.
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CONTACT:

David H. Gonci
Corporate Finance Officer
413-281-1973
dgonci@berkshirebank.com